Exhibit 99.1

260 Hudson River Road Waterford, NY 12188 momentive.com	NEWS RELEASE

FOR IMMEDIATE RELEASE
Momentive Announces Third Quarter 2016 Results
Third Quarter Highlights
•Net sales were $567 million, an increase of 1% year-over-year
•Net loss of $17 million compared with net loss of $32 million in the prior-year period
•Segment EBITDA was $66 million, an increase of 61% year-over-year
•Operating cash flow was $77 million compared with $31 million in the first nine months of 2015

WATERFORD, N.Y. (November 8, 2016) - MPM Holdings Inc. (“Momentive” or the “Company”) (OTCQX: MPMQ) today announced results for the third quarter ended September 30, 2016.

“We are pleased to report solid third quarter results and continued progress on our ongoing transformation initiatives,” said Jack Boss, Chief Executive Officer and President. “Our results reflect solid operational performance and continued growth in our specialty silicones portfolio, despite a relatively weak global economic environment. Earlier this month, we completed an important first step at our Leverkusen facility as part of our journey to transform Momentive’s global siloxane footprint. We have now ceased siloxane production at Leverkusen and begun sourcing related intermediates under long-term third party contracts and from other Momentive global sites. We expect this initiative will provide for $10 million of savings on a run-rate basis and remain focused on making strategic investments in our leading specialty technologies and cost structure to drive long-term growth and profitability.”

Third Quarter 2016 Results
Net Sales. Net sales for the three months ended September 30, 2016 were $567 million, an increase of 1% compared with $559 million in the prior-year period. The increase in net sales was driven by higher silicone volumes and improved product mix partially offset by lower quartz sales.

Segment EBITDA. Segment EBITDA for the three months ended September 30, 2016 was $66 million, an increase of 61% compared with $41 million in the prior-year period. The increase in Segment EBITDA was driven primarily by improved demand in electronics and silanes, production efficiencies, and raw material deflation in the silicones segment. See “Non-U.S. GAAP

Measures” and Schedule 4 to this release for further information regarding Segment EBITDA for a reconciliation of Segment EBITDA to net (loss) income.

Segment Results
Following are net sales and Segment EBITDA by reportable segment for the third quarter ended September 30, 2016 Corporate is primarily corporate, general and administrative expenses that are not allocated to the operating segments, such as certain shared service and administrative functions.

Net Sales (1):
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Silicones	$524	$514	$1,563	$1,605
Quartz	43	45	126	135
Total	$567	$559	$1,689	$1,740
(1) Intersegment sales are not significant and, as such, are eliminated within the selling segment.

Segment EBITDA:

	MPM HOLDINGS INC.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Silicones	$69	$42	$189	$154
Quartz	6	6	13	26
Corporate	(9)	(7)	(29)	(27)
Total	$66	$41	$173	$153

Global Restructuring Program
As previously announced, Momentive has developed a global restructuring program that is expected to generate $35 million in annual savings. Through September 30, 2016, Momentive achieved $19 million of savings under this program and expects to deliver approximately $27 million of savings in fiscal year 2016. Momentive expects to fully implement its global restructuring program in the first half of 2017 and has accrued approximately $13 million of related expenses, of which approximately $10 million have been incurred to date.

Siloxane Production Transformation
Separate and distinct from the Company’s $35 million global restructuring program, Momentive is taking strategic actions to reduce its global siloxane manufacturing capacity. As an initial step, the Company is rationalizing its siloxane capacity at its Leverkusen facility and sourcing a portion of its siloxane requirements through long-term external supply agreements. This process was completed earlier this month and is expected to generate savings of approximately $10 million per annum on a run-rate basis. In connection with this initiative, the Company has accrued $3 million of related expenses, which it expects to incur over the next twelve months.

Liquidity and Balance Sheet
At September 30, 2016, Momentive had net debt, which is total debt less cash and cash equivalents, of approximately $1.0 billion. In addition, at September 30, 2016, Momentive had approximately $410 million in liquidity, including $201 million of unrestricted cash and cash equivalents and $209 million of availability under its senior secured asset-based revolving loan facility. Momentive expects to have adequate liquidity to fund its operations for the foreseeable future from cash on its balance sheet, cash flows provided by operating activities and amounts available for borrowings under the ABL Facility.

Earnings Call
Momentive will host a teleconference to discuss third quarter ended September 30, 2016 results on Tuesday November 8, 2016, at 10 a.m. Eastern Time. Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:

U.S. Participants: (844) 309-6571
International Participants: + 1 (484) 747-6920
Participant Passcode: 74048012

Live Internet access to the call and presentation materials will be available through the Investor Relations section of the Company’s website: www.momentive.com. A replay of the call will be available for three weeks beginning at 2 p.m. Eastern Time on November 8, 2016. The playback can be accessed by dialing (855) 859-2056 (U.S.) and +1 (404) 537-3406 (International). The passcode is 74048012. A replay also will be available through the Investor Relations Section of the Company’s website.

Non-U.S. GAAP Measures
Segment EBITDA is defined as EBITDA (earnings before interest, income taxes, depreciation and amortization) adjusted for certain non-cash and certain other income and expenses. Segment EBITDA is an important measure used by the Company's senior management and board of directors to evaluate operating results and allocate capital resources among segments. Segment EBITDA should not be considered a substitute for net income (loss) or other results reported in accordance with accounting principles generally accepted in the United States (“GAAP”). Segment EBITDA may not be comparable to similarly titled measures reported by other companies. See Schedule 4 to this release for a reconciliation of Segment EBITDA to net (loss) income.

Adjusted EBITDA is defined as EBITDA adjusted for certain non-cash and certain non-recurring items and other adjustments calculated on a pro-forma basis, including the expected future cost savings from business optimization or other programs and the expected future impact of acquisitions, in each case as determined under the governing debt instrument. As the Company is highly leveraged, the Company believes that including the supplemental adjustments that are made to calculate Adjusted EBITDA provides additional information to investors about the Company’s ability to comply with its financial covenants and to obtain additional debt in the future. Adjusted EBITDA is not a defined term under GAAP. Adjusted EBITDA is not a measure of financial condition, liquidity or profitability, and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not take into account certain items such as interest and principal payments on the Company’s indebtedness, depreciation and amortization expense (because the Company uses capital assets, depreciation and amortization expense is a necessary element of the Company’s costs and ability to generate revenue), working capital needs, tax payments (because the payment of taxes is part of the Company’s operations, it is a necessary element of the Company’s costs and ability to operate), non-recurring expenses and capital expenditures. Fixed Charges under the indentures should not be considered as an alternative to interest expense. See Schedule 5 to this release for a reconciliation of net (loss) income to Adjusted EBITDA and the calculation of the Adjusted EBITDA to Fixed Charges ratio.

Forward-Looking and Cautionary Statements
Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to our transformation and restructuring activities, growth and productivity initiatives, anticipated cost savings, growth, and market recovery, and competitiveness. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,”

“will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, changes in governmental regulations or interpretations thereof and related compliance and litigation costs, adverse rulings in litigation, significant work stoppages, difficulties with the realization of cost savings in connection with our global restructuring, transformation and strategic initiatives, including transactions with our affiliate, Hexion Inc., pricing actions by our competitors that could affect our operating margins, our ability to obtain additional financing, and the other factors listed in the Risk Factors section of our SEC filings. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Momentive
Momentive is a global leader in silicones and advanced materials, with a 75- plus year heritage of being first to market with performance applications that support and improve everyday life. Momentive delivers science-based solutions for major industries, by linking its custom technology platforms to allow the creation of unique solutions for customers. Additional information is available at www.momentive.com.

Contact
Media and Investors:
John Kompa
614-225-2223
john.kompa@momentive.com

(See Attached Financial Statements)

MPM HOLDINGS INC.
SCHEDULE 1: CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except share data)	2016	2015	2016	2015
Net sales	$567	$559	$1,689	$1,740
Cost of sales	457	469	1,371	1,438
Gross profit	110	90	318	302
Costs and expenses:
Selling, general and administrative expense	79	76	238	210
Research and development expense	17	17	50	53
Restructuring and other costs	2	4	11	13
Other operating expense (income), net	2	(2)	10	(7)
Operating income (loss)	10	(5)	9	33
Interest expense, net	19	20	57	59
Gain on extinguishment of debt	—	—	(9)	—
Other non-operating expense, net	—	—	2	2
Reorganization items, net	—	1	1	8
Income (loss) before income taxes and earnings from unconsolidated entities	(9)	(26)	(42)	(36)
Income tax expense	8	6	4	11
Income (loss) before earnings from unconsolidated entities	(17)	(32)	(46)	(47)
Earnings from unconsolidated entities, net of taxes	—	—	1	1
Net income (loss)	$(17)	$(32)	$(45)	$(46)

Net income (loss) per share:
Net income (loss) per common share—basic	$(0.35)	$(0.67)	$(0.94)	$(0.96)
Net income (loss) per common share—diluted	$(0.35)	$(0.67)	$(0.94)	$(0.96)
Shares used in per-share calculation
Weighted average common shares outstanding—basic	48,058,114	48,028,594	48,047,340	48,011,335
Weighted average common shares outstanding—diluted	48,058,114	48,028,594	48,047,340	48,011,335

MPM HOLDINGS INC.
SCHEDULE 2: CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	MPM HOLDINGS INC.
(In millions, except share data)	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents (including restricted cash of $4)	$205	$221
Accounts receivable (net of allowance for doubtful accounts of less than $1)	314	292
Inventories:
Raw materials	134	143
Finished and in-process goods	293	238
Other current assets	48	48
Total current assets	994	942
Investment in unconsolidated entities	20	19
Deferred income taxes	9	9
Other long-term assets	21	19
Property, plant and equipment:
Land	82	73
Buildings	311	293
Machinery and equipment	982	875
	1,375	1,241
Less accumulated depreciation	(241)	(134)
	1,134	1,107
Goodwill	219	211
Other intangible assets, net	347	356
Total assets	$2,744	$2,663
Liabilities and Equity
Current liabilities:
Accounts payable	$229	$223
Debt payable within one year	37	36
Interest payable	23	11
Income taxes payable	8	5
Accrued payroll and incentive compensation	60	43
Other current liabilities	93	83
Total current liabilities	450	401
Long-term liabilities:
Long-term debt	1,162	1,169
Pension and postretirement benefit liabilities	322	333
Deferred income taxes	76	70
Other long-term liabilities	64	64
Total liabilities	2,074	2,037
Commitments and contingencies
Equity
Common stock - $0.01 par value; 70,000,000 shares authorized; 48,058,114 and 48,028,594 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	—	—
Additional paid-in capital	864	861
Accumulated other comprehensive loss	(6)	(92)
Accumulated deficit	(188)	(143)
Total equity	670	626
Total liabilities and equity	$2,744	$2,663

MPM HOLDINGS INC.
SCHEDULE 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
(In millions)	2016	2015
Cash flows provided by operating activities
Net income (loss)	$(45)	$(46)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	132	118
Unrealized actuarial losses (gains) from pensions and other post retirement liabilities	5	(10)
Pension curtailment gain	—	(3)
Deferred income tax benefit	(14)	(1)
Unrealized foreign currency gains	(2)	(6)
Amortization of debt discount	17	17
Gain on the extinguishment of debt	(9)	—
Impairment of equipment	7	—
Other non-cash adjustments	4	3
Net change in assets and liabilities:
Accounts receivable	(13)	(7)
Inventories	(31)	(37)
Accounts payable	(9)	(9)
Income taxes payable	5	(8)
Other assets, current and non-current	(8)	7
Other liabilities, current and non-current	38	13
Net cash provided by operating activities	77	31
Cash flows used in investing activities
Capital expenditures	(84)	(88)
Capitalized interest	(1)	(1)
Purchases of intangible assets	(1)	(2)
Dividend from MPM	1	—
Proceeds from sale of assets	1	1
Net cash used in investing activities	(84)	(90)
Cash flows used in financing activities
Proceeds from sale of common stock	—	1
Net short-term debt borrowings	2	3
Repayments of long-term debt	(16)	—
Net cash (used in) provided by financing activities	(14)	4
Decrease in cash and cash equivalents	(21)	(55)
Effect of exchange rate changes on cash and cash equivalents	5	(7)
Cash and cash equivalents (unrestricted), beginning of period	217	223
Cash and cash equivalents (unrestricted), end of period	$201	$161
Supplemental disclosures of cash flow information
Cash paid for:
Interest	$29	$29
Income taxes, net of refunds	13	14
Non-cash investing activity:
Capital expenditures included in accounts payable	$21	$11

MPM HOLDINGS INC.
SCHEDULE 4: RECONCILIATION OF SEGMENT EBITDA TO NET (LOSS) INCOME (Unaudited)

	MPM HOLDINGS INC.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Segment EBITDA:
Silicones	$69	$42	$189	$154
Quartz	6	6	13	26
Corporate	(9)	(7)	(29)	(27)
Total	$66	$41	$173	$153

Reconciliation:
Items not included in Segment EBITDA:
Non-cash charges	$(4)	$—	$(15)	$(3)
Unrealized actuarial (losses) gains from pensions and other post-retirement liabilities	—	—	(5)	13
Restructuring and other costs	(4)	(4)	(13)	(13)
Reorganization items, net	—	(1)	(1)	(8)
Total adjustments	(8)	(5)	(34)	(11)
Interest expense, net	(19)	(20)	(57)	(59)
Income tax expense	(8)	(6)	(4)	(11)
Depreciation and amortization	(48)	(42)	(132)	(118)
Gain on extinguishment of debt	—	—	9	—
Net loss	$(17)	$(32)	$(45)	(46)

MOMENTIVE PERFORMANCE MATERIALS INC.
SCHEDULE 5: RECONCILIATION OF LAST TWELVE MONTHS NET LOSS TO ADJUSTED EBITDA (Unaudited)

September 30, 2016
LTM Period
Net loss	$(81)
Gain on extinguishment of debt	(16)
Interest expense, net	77
Income tax expense	7
Depreciation and amortization	168
EBITDA	155
Adjustments to EBITDA
Restructuring and other costs(a)	32
Reorganization items, net(b)	2
Non-cash compensation and related expenses (c)	6
Pro forma cost savings (d)	16
Non-cash charges (e)	22
Exclusion of Unrestricted Subsidiary results(f)	(32)
Adjusted EBITDA	$201
Pro forma fixed charges(g)	$54
Ratio of Adjusted EBITDA to Fixed Charges(h)	3.72

(a)	Primarily includes expenses related to restructuring and certain other non-operating income and expenses

(b)	Primarily represents incremental costs incurred directly as a result of our Chapter 11 filings

(c)	Represents non-cash actuarial losses resulting from pension and postretirement liability curtailment and re-measurements, and stock-based compensation expenses.

(d)	Represents estimated cost savings, on a pro forma basis, from initiatives implemented or being implemented by management, including headcount reductions and indirect cost savings.

(e)	Non-cash charges primarily include the effects of foreign exchange gains and losses related to certain intercompany arrangements, and impacts of asset disposals.

(f)	Reflects the exclusion of the EBITDA of our subsidiaries that are designated as Unrestricted Subsidiaries under the ABL Facility and the indentures that govern our notes.

(g)	Reflects pro forma interest expense based on outstanding indebtedness and interest rates at September 30, 2016.

(h)
The Company’s ability to incur additional indebtedness, among other actions, is restricted under the indentures governing our notes, unless the Company has an Adjusted EBITDA to Fixed Charges ratio of 2.0 to 1.0. As of September 30, 2016, we were able to satisfy this test and incur additional indebtedness under these indentures.